Exhibit 10.197

LEASE AGREEMENT

THIS AGREEMENT (hereinafter called the “Lease”) made this 1st day of August, 2016 between Madiera Beach Seafood LLC (hereinafter referred to as “Landlord”) and Omni Shrimp LLC, for 1st floor only at 13613 Gulf Blvd Madeira Beach 33708 for the term of one year which will commence on the 1st day of August 2016 and will end on July 31st 2017 upon the conditions and covenants following:

1st Rent; Late Payment of Rent:

Tenant shall pay rent in the amount of One Thousand Five Hundred Dollars No/100 ($1,500.00) per month which shall be paid in advance on the first day of each period during the term aforesaid.

In addition to all other financial obligations contained herein, if Tenant fails to pay the rent and any additional rent provided for herein within ten (10) days after same becomes due, Tenant shall pay a late charge of ten (10%) percent of the amount past due.

2nd Use and Occupancy:

Tenant shall use and occupy leased premises as a lawful business office and for no other purpose. Tenant will not at any time use or occupy the leased premises in violation of any certificate of occupancy which may have been issued for the building of which the leased premises form a part. Landlord represents that such use is legally permitted under applicable laws and regulations.

In the event that any department, agency, commission or board of any state or locality shall hereafter at any time contend and/or declare by notice, violation, order or in any other official manner whatsoever that the premises hereby leased are used for a purpose which is a violation of such certificate of occupancy, or should Tenant allow said premises to be used for any illegal or immoral purposes, or should it do, or suffer to be done, in or about said premises any act or thing which may be a nuisance, annoyance, inconvenience or damage to Landlord, Landlord's tenants, the occupants of adjoining property or the neighborhood, then Tenant shall, upon five (5) days' written notice from Landlord, immediately discontinue any such use of said premises.

Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to Landlord, in this Lease. If alterations or additions are needed to permit lawful conduct of Tenant's said business or to comply with the certificate of occupancy, the same shall be made by and at the sole expense of Tenant. Tenant agrees not to permit the premises to remain vacant or unoccupied at any time during the term of this Lease or any extension thereof for more than eight (8) weeks in any calendar year, without the prior written consent of Landlord.

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3rd Repairs – Alterations

Tenant shall take good care of the premises and fixtures, make good any injury or breakage done by Tenant or Tenant’s agents, employees or visitors, and shall quit and surrender said premises, at the end of said term, in as good condition as the reasonable use thereof will permit; shall not make any additions, alterations or improvements in said premises, or permit any additional lock or fastening on any door, without the written consent of Landlord; and all alterations, partitions, additions, or improvements, which may be made by either of the parties hereto upon the premises, shall be the property of Landlord, and shall remain upon and be surrendered with the premises, as a part thereof, at the termination of this Lease, without disturbance, molestation or injury.

4th Assignment:

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the leased premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld. If this Lease be assigned, or if the leased premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In the event that the Tenant is a corporation or a limited liability company or a limited partnership, a transfer of the controlling stock or membership or general partnership interest (as the case may be) of Tenant shall constitute an assignment of lease requiring the written consent of Landlord. In the event that Landlord grants such consent in writing to any such assignment, or underletting, Tenant shall provide Landlord with an executed counterpart of the instrument of assignment or sublease which shall contain provisions regarding the obligations of such assignee or sublessee satisfactory to Landlord.

5th Destruction:

In case of damage, by fire or other action of the elements, to the building in which the Leased premises are located, without the fault of Tenant or of Tenant's agent or employees, if the damage is so extensive as to amount practically to the total destruction of the Leased premises or of the building, or if Landlord shall within a reasonable time decide not to rebuild, this Lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the Leased premises are damaged by fire without the fault of Tenant or of Tenant’s agents or employees, Landlord shall repair the damage with reasonable dispatch after notice of damage, and if the damage has rendered the premises untenantable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond Landlord’s control.

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6th Access to Premises:

All access will include prior notice to the tenant. Tenant agrees that Landlord and Landlord’s agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same. Tenant also agrees to permit Landlord or Landlord’s agents to show the premises to persons wishing to hire or purchase the same during the 2 months next preceding the expiration of the term hereby granted.

7th Lease Not In Effect – Defaults – 10 Day Notice:

(Remedies – Re-Letting – Cumulative Remedies)

If, before the commencement of the term, Tenant takes the benefit of any insolvent act, or if a Receiver or Trustee be appointed for Tenant’s property, or if the estate of Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if Tenant shall default in the performance of any agreement by Tenant contained in any other Lease to Tenant by Landlord or by any corporation of which an officer of Landlord is a Director, this Lease shall thereby, at the option of Landlord, be terminated and in that case, neither Tenant nor anybody claiming under Tenant shall be entitled to go into possession of the demised premises.

If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall make default in fulfilling any of the covenants of this Lease or the rules and regulations, other than the covenants for the payment of rent or “additional rent”, or if the demised premises become vacant or deserted, Landlord may give to Tenant ten (10) days notice of intention to end the term of this Lease, and thereupon at the expiration of said ten (10) days’ (if said condition which was the basis of said notice shall continue to exist) the term under this Lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and Tenant will then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as hereinafter provided.

If Tenant shall make default in the payment of the rent reserved hereunder, or any item of “additional rent” herein mentioned, or any part of either or in making any other payment herein provided for, and if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten (10) days’ period, Landlord may immediately, or at any time thereafter, re-enter the demised premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements.

In any such case or in the event that this Lease be “terminated” before the commencement of the term, as above provided, Landlord may either re-let the demised premises or any part or parts thereof for Landlord’s own account, or may at Landlord’s option, re-let the demised premises or any part or parts thereof as the agent of Tenant, and receive the rents therefor, applying the same first to the payment of such expenses as Landlord may have incurred, and then to the fulfillment of the covenants of Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to Tenant.

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Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability. In the event that the term of this Lease shall expire as above in this subdivision 8th provided, or terminate by summary proceedings or otherwise, and if Landlord shall not re-let the demised premises for Landlord’s own account, then, whether or not the premises be re-let, Tenant shall remain liable for, and Tenant hereby agrees to pay to Landlord, until the time when this Lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and “additional rent” reserved herein, less the avails of reletting, if any, and the same shall be due and payable by Tenant to Landlord on the several rent days above specified, that is, upon each of such rent days Tenant shall pay to Landlord the amount of deficiency then existing. Landlord shall use reasonable efforts to mitigate its damages in such event.

Tenant hereby expressly waives any and all right of redemption in case Tenant shall be dispossessed by judgment or warrant of any court or judge, and Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by Landlord against Tenant in respect to the demised premises or any action to recover rent or damages hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning.

8th Signs:

No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the premises or building without the prior written approval and consent of Landlord, except for customary sign/name in lobby directory and on the door of the tenant’s individual offices. Should Landlord deem it necessary to remove the same in order to paint, alter, or remodel any part of the building, Landlord may remove and replace same at Landlord’s expense.

9th Limitation of Liability; Insurance; Waiver of Subrogation; and Indemnification:

A. Limitation of Liability

Landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the Landlord’s willful misconduct or the Landlord’s failure to properly maintain the premises.

B. Required Insurance Coverage and Related Conditions

Tenant shall purchase and keep in full force and effect, during the entire Lease term hereof, at the Tenant's sole expense, comprehensive general and public liability insurance with companies acceptable to the Landlord, naming Landlord as a certificate holder or an additional insured and loss payee, thereby to protect both Landlord and Tenant against any liability for damages or injuries to Tenant, Tenant’s invitees, or their property incident to the use of or resulting from any accident in or about said premises, from any cause whatsoever, including any elevators. The tenant shall also maintain sufficient worker’s compensation insurance to cover his employees as may be required by law.

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It is understood and agreed that Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise except damage resulting from the negligence or willful misconduct of Landlord, its agents and contractors.

Certificates of all insurance policies required by any of the terms of this Lease shall be promptly furnished to the Landlord and the Tenant shall submit to Landlord annually, on the anniversary date of this Lease, copies of all paid premiums for any such insurance policies. Tenant shall also obtain a written obligation on the part of the insurance carriers to notify the Landlord in writing not less than thirty (30) days prior to any cancellation of insurance, and Tenant agrees that if Tenant does not keep such insurance in full force and effect, Landlord may take out the necessary insurance and pay the premium and the repayment thereof shall be deemed to be part of the rental and payable as such on the next day upon which the rent becomes due.

C. Waiver of Subrogation Rights

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives, to the extent that such waiver will not invalidate any insurance policy maintained by Landlord or Tenant, nor increase any premiums thereon, any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers and employees, for any loss or damage that may occur to the leased premises or the building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, and any other cause which is insured against pursuant to the terms of this Lease, to the extent that such loss or damage is recovered under said insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party. If the respective insurers of Landlord and Tenant do not permit such a waiver without an appropriate endorsement to such party's insurance policy, Landlord and Tenant covenant and agree to notify the insurers of the waiver set forth herein and to secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver.

D. Indemnification

Tenant shall indemnify, defend and save harmless, Landlord and its officers, directors, agents and employees from and against all liability (statutory or otherwise), claims, suits, demands, judgments, costs, interest and expenses, including counsel fees and disbursements incurred in the defense thereof to which Landlord or any such officer, director, agent or employee may be subject or suffer whether by reason of, or by reason of any claim for, injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of, or from any work or thing whatsoever done in, any part of the premises during the term of this Lease with respect to such part or during the period of time, if any, prior to the commencement of such term that Tenant may have been given access to such part for the purpose of doing work or otherwise, or arising from any condition of the premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease or from any act or negligence of Tenant or any of its officers, directors, agents, contractors, servants, employees, licensees or invitees, whether Landlord may be legally liable therefor or not.

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10th Security Deposit:

The Lessee shall pay to the Lessor the sum of One Thousand Five Hundred Dollars No/100 ($1,500.00) as a security deposit for the subject premises for the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant’s part to be performed, which said sum shall be returned to Tenant promptly after the time fixed as the expiration of the term herein, provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant’s part to be performed. In the event of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the security to the vendee who shall assume all of Landlord's obligations under this lease for the benefit of Tenant and Landlord shall be considered released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. That the security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord.

11th Fire Insurance:

Tenant will not, nor will Tenant permit under tenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of Landlord’s fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of Landlord’s fire insurance on said building, and Tenant agrees to pay on demand any such increase as additional rent.

12th No Waiver:

The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified or discharged orally.

13th Condemnation:

That should the land whereon said building stands or any part thereof be condemned for public use, then in that event, upon the taking of the same for such public use, this Lease, at the option of Landlord, shall become null and void, and the term cease and come to an end upon the date when the same shall be taken and the rent shall be apportioned as of said date. No part of any award, however, shall belong to Tenant.

14th Fixtures:

If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said property shall be deemed abandoned by Tenant and shall become the property of Landlord.

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15th No Diminution of Rent:

No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of reasonably necessary repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various “services”, if any, herein expressly or impliedly agreed to be furnished by Landlord to Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such “service” when such interruption or curtailment shall be due to accident, alterations or repairs reasonably desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such “service” or to some other cause, not gross negligence on the part of Landlord. No such interruption or curtailment of any such “service” shall be deemed a constructive eviction. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any of such “services” during any period wherein Tenant shall be in default in respect to the payment of rent. Neither, shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed, provided that landlord shall use its best efforts to minimize interference with Tenant's use and occupancy of the leased premises.

16th Use of Common Areas:

Tenant shall have right to access and use the Common Areas of the Building, together with the other tenants of the Building. Tenant's use of Common Areas, if any, shall comply with all applicable laws, and the rules and regulations of all governmental authorities having jurisdiction thereof and of the Declaration, and the rules and regulations of the Executive Pavilion Condominium Association (the “Condominium Association”). Without Landlord's prior written approval, in each instance obtained, no portion of such Common Areas shall be used by Tenant for the sale or display of merchandise or other promotional activities. Tenant agrees to confine its loading and unloading operations to the areas designated therefor, and Tenant further agrees to restrict the utilization of such Common Areas for the parking of motor vehicles of its employees. Tenant acknowledges that the Condominium Association may terminate the Lease and bring summary proceedings to evict the Tenant in the name of Landlord in the event of default by Tenant in the performance of the Lease or failure of Tenant to comply with the Condominium Association’s requirements. In addition, the Condominium Association may collect from Tenant for any special service or summary charges resulting from any act of Tenant.

17th Lien of Landlord:

In the event of the Tenant’s default, the Landlord is hereby granted a lien, in addition to any statutory lien right to distrain that may exist, on all personal property of Tenant in or upon the leased premises, to secure payment of the rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of any furniture, fixtures or other personal property of Tenant found in or about the premises and of all laws exempting property from execution, levy and sale on distress or judgment.

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18st Additional Rent:

Tenant agrees to pay as additional rent: All expenses, disbursements, outlays, advances, costs and attorney's fees which the Landlord may incur in effecting or enforcing any of the terms of this lease or Tenant's obligations hereunder. Any such expenses, disbursements, outlays, advances and attorney's fees, together with interest at the rate of ten (10%) percent per annum, shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefore. Landlord agrees to pay: All expenses, disbursements, outlays, advances, costs and attorney's fees which the Tenant may incur in effecting or enforcing any of the terms of this lease or Landlord’s obligations hereunder. Any such expenses, disbursements, outlays, advances and attorney's fees, together with interest at the rate of ten (10%) percent per annum, shall be paid by Landlord to Tenant within fifteen (15) days of rendition of any bill or statement to Landlord therefore.

19th Parking Areas:

The Tenant may use the parking areas, if any, provided by the Landlord from time to time, subject to the rules and regulations issued by the Landlord. The Landlord reserves the right to change, alter, relocate or reduce the parking areas. The Landlord may require that Tenant's employees park in designated areas on the premises.

20th Consent To Jurisdiction:

This Lease shall be deemed to have been made in the State of Connecticut, and shall be interpreted, and the rights and liabilities of the parties here determined, in accordance with the laws of that State and as part of the consideration for the Landlord's executing this lease. Tenant hereby agrees that all actions or proceedings arising directly or indirectly from this lease shall be litigated only in the Courts of the State of Connecticut and Tenant hereby consents to the jurisdiction of any court located within that State and waives the personal service of any and all process upon Tenant herein, and consents that all such service of process may be made by certified or registered mail, return receipt requested, directed to the Tenant at the address hereinabove stated; and service so made shall be complete five (5) days after the same shall have been posted as aforesaid.

21st Notices:

All rent invoices, notices and demands, legal or otherwise, incidental to this lease, or the occupation of the leased premises, shall be in writing. Any notice or demand shall be sufficient if sent by registered or certified mail, addressed to the Tenant:

Attn: Omni Shrimp LLC

13613 Gulf Blvd

Madiera Beach, FL 33708

or to the Landlord including monthly rental payments at:

Madiera Beach Seafood LLC

PO Box 827

Madiera Beach, FL 33738

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22nd Holding Over:

No holding over beyond the stated term of this Lease by Tenant shall operate to renew or extend this Lease, nor to create any tenancy whatsoever. In the event Tenant shall remain in the leased premises after the expiration of the term of this Lease without executing a new lease approved and signed by Landlord, or otherwise without Landlord’s written permission, Tenant shall pay to Landlord, as liquidated damages, 150% of the amount of the monthly rent due in the last month of the term of the Lease for the period Tenant remains in unauthorized possession. In addition, Landlord may, at its option, elect to treat Tenant as one who has not removed at the end of its term, and thereupon Landlord shall be entitled to all the remedies against Tenant provided by law in that situation, or Landlord may elect, at its option, to construe such holding over as a tenancy from month-to-month, subject to all the terms and conditions of this Lease, except as to duration thereof, and the monthly rent and liquidated damages to be fixed by Landlord in accordance with this provision shall be paid by Tenant in advance.

23rd Utilities And Services: If furnished to the leased premises for the benefit of Tenant, the following shall be provided and paid for as follows:

	LANDLORD	TENANT
Electricity by the	X
Heat by the	X
Air conditioning by the	X
Real Estate Taxes	X

The Landlord shall not be liable for any interruption or delay in any of the above services for any reason, provided said delay is reasonable under the circumstances.

24th Brokerage: Tenant represents that no broker negotiated this Lease of the premises. This Lease is executed by Landlord in reliance upon the representation by Tenant that no broker or agent brought the premises to Tenant's attention or was in any way the procuring cause of this Lease.

25th Headings:

The marginal headings are inserted only as a matter of convenience and in no way define the scope of this Lease or the intent of any provision thereof.

26th Quiet Enjoyment:

Landlord covenants that Tenant, on paying the aforesaid rent, and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said leased premises and common areas for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the leased premises by Landlord, or its successor in title.

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And it is mutually understood and agreed that the covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Signed, sealed and delivered

in the presence of:

Madiera Beach Seafood LLC

By:	/s/ Linda Giampietro

Name: Linda Giampietro

Title: Member

TENANT:
Omni Shrimp LLC

By:	/s/ Colm Wrynn

Print Name: Colm Wrynn

Title:	Member

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